Exhibit 21.1

Subsidiaries

Name	Jurisdiction of Incorporation
McCormick & Schmick Acquisition Corp. II	Delaware

McCormick & Schmick Acquisition Corp.	Delaware

McCormick & Schmick Restaurant Corp.	Delaware

McCormick & Schmick Maryland Liquor, Inc.	Maryland

McCormick & Schmick Acquisition I Texas, Inc.	Texas

McCormick & Schmick Acquisition II Texas, Inc.	Delaware

McCormick & Schmick Acquisition Texas, LP	Texas

McCormick & Schmick Acquisition III Texas, Inc.	Texas

McCormick & Schmick’s Hackensack, LLC	Delaware

McCormick & Schmick’s Atlanta II, LLC	Delaware

McCormick & Schmick Orlando, LLC	Delaware

McCormick & Schmick Dallas, LP	Texas

McCormick & Schmick Dallas Liquor, Inc.	Texas

McCormick & Schmick Austin, LP	Texas

McCormick & Schmick Austin Liquor, Inc.	Texas

McCormick & Schmick Promotions, LLC	Virginia

McCormick & Schmick Houston Pavilions, LP	Texas

McCormick & Schmick Houston Pavilions Liquor, Inc.	Texas

McCormick & Schmick Austin Domain, LP	Texas

McCormick & Schmick Austin Domain Liquor, Inc.	Texas

The Boathouse Restaurants of Canada, Inc.	British Columbia, Canada